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                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549

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                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of report (Date of earliest event reported) January 21, 2000


                          Reliance Group Holdings, Inc.
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               (Exact Name of Registrant as Specified in Charter)

         Delaware                     1-8278                     13-3082071
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(State or Other Jurisdiction        (Commission                (IRS Employer
      of Incorporation)             File Number)             Identification No.)

Park Avenue Plaza, New York, New York                                    10055
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(Address of Principal Executive Offices)                              (Zip Code)

Registrant's telephone number, including area code   212-909-1100
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          (Former Name or Former Address, if Changed Since Last Report)


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         This Current Report on Form 8-K is being filed by Reliance Group
Holdings, Inc., a Delaware corporation (the "Company").


Item 5.     Other Events.

         On January 21, 2000, the Company concluded settlements with various insurance and reinsurance companies to resolve outstanding issues relating to a workers' compensation insurance program created and managed by Unicover Managers, Inc. The settlements were reached with Reliance Insurance Company's retrocessional reinsurers, including Sun Life Assurance Company of Canada ("Sun Life"), Phoenix Home Life Mutual Insurance Company, American Phoenix Life and Reassurance Company (collectively, "Phoenix"), Cologne Life Reinsurance Company, and all of the insurance companies that purchased reinsurance from the Reliance Unicover facility.

         As a result of the settlements, the Company expects to take an after-tax charge of approximately $100 million, to be reflected in its fourth quarter 1999 financial statements.

         In connection with the closing of the settlement agreements, Reliance, Sun Life and Phoenix will dismiss their pending arbitrations and litigation involving Unicover.


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SIGNATURE
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         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated: January 26, 2000

                                                   RELIANCE GROUP HOLDINGS, INC.


                                                   By /s/ Lowell C. Freiberg
                                                     ---------------------------
                                                     Lowell C. Freiberg
                                                     Executive Vice President
                                                     and Chief Financial Officer